Exhibit 3.41

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

206 NORTH OFFICE BUILDING

P.O. BOX 8722

HARRISBURG, PA 17105-8722

WWW.CORPORATIONS.STATE.PA.US/CORP

Atlas Pipeline Tennessee, LLC

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.CORPORATIONS.STATE.PA.US/CORP OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

ENTITY NUMBER: 3782089

CORPORATION SERVICE COMPANY

COUNTER

Entity #: 3782089 Date Filed: 01/16/2008 Pedro A. Cortés Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Certificate of Organization

Domestic Limited Liability Company

(15 Pa.C.S. § 8913)

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
Atlas Pipeline Tennessee, LLC

2.	The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
	(a) Number and Street	City	State	Zip	County
1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA				15108	Allegheny

	(b) Name of Commercial Registered Office Provider				County
c/o:

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):
	Name	Address

Rosemary Morice		1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103

DSCB: 15-8913-2

4.	Strike out if inapplicable term

A member’s interest in the company is to be evidenced by a certificate of membership interest.

5.	Strike out if inapplicable:

~~Management of the company is vested in a manager or managers~~

6.	The specified effective date, if any is: .
month date year hour, if any

7.	Strike out if inapplicable: ~~The company is a restricted professional company organized to render the following restricted professional service(s):~~

8.	For additional provisions of the certificate, if any, attach an 8 1⁄2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

16th day of January, 2008.

/s/ Rosemary Morice
Signature

Signature

Signature